SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT(DATE OF EARLIEST EVENT REPORTED): MARCH 29, 2006


                          NEW GENERATION HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                   0-24623            13-4056896

  ----------------------------       -----------      ------------------
  (STATE OR OTHER JURISDICTION       (COMMISSION        (IRS EMPLOYER
        OF INCORPORATION)            FILE NUMBER)     IDENTIFICATION NO.)




                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 792-4030



         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review


On March 29, 2006 the Registrant's Chairman of the Board and Chief Executive Officer concluded that the Registrant's financial statements for the period ended September 30, 2005 should no longer be relied upon. This conclusion was based on conversations between the Company's independent auditors interim Chief Financial Officer and Chief Executive Officer in connection with the Registrant's year end audit pursuant to which it was determined that certain of the Registrant's common stock purchase warrants should be reclassified as derivative liabilities due to the fact that the Registrant does not have sufficient authorized shares to enable the exercise of all of its outstanding common stock purchase warrants.

Accordingly, the Company will restate its unaudited financial statements disclosing the effect of the error in Amendment No. 1 to its Form 10-QSB/A for the quarterly period ended September 30, 2005.

Authorized officers of the Company discussed this matter with the Company's independent public accounting firm who agreed that the Company's unaudited financial statements for the quarter ended September 30, 2005 could not be relied upon and needed to be restated.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NEW GENERATION HOLDINGS, INC.

Dated: May 4, 2006                           By: /s/ Jacques Mot
                                                 -------------------------------
                                                  Jacques Mot
                                                  Chief Executive Officer and
                                                  Chairman of the Board